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                                                                       EXHIBIT 8


                                 [Letterhead of
                     Paul, Hastings, Janofsky & Walker LLP]


                                November 20, 2000


Able Telcom Holding Corp.
1000 Holcomb Woods Parkway
Suite 440
Roswell, GA  30076

Bracknell Corporation
Suite 1506
150 York Street
Toronto, Ontario  M5H  3S5
Canada

Gentlemen:

         Reference is made to the Registration Statement on Form F-4 (the "Registration Statement") of Able Telcom Holding Corp., a Florida corporation (the "Company"), relating to the merger of Bracknell Acquisition Corporation, a Florida corporation ("Subco") wholly owned by Bracknell Corporation, an Ontario corporation ("Parent"), with and into the Company (the "Merger") undertaken in connection therewith.

         For purposes of the opinion set forth below, we have relied, with the consent of the Company, Parent and Subco, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of the Company, Parent and Subco dated the date hereof, and have assumed that such statements and representations are and will remain complete and accurate through the effective time of the Merger and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement filed with the Securities and Exchange Commission in connection with the Merger. We have also assumed that (i) the transactions contemplated in the
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Able Telcom Holding Corp.
November 20, 2000
Page 2


Merger agreement, as amended, will be consummated in accordance therewith and as described in the Registration Statement and (ii) the Merger will be validly consummated in accordance with applicable law.

         Our opinion, subject to the limitations and conditions set forth therein, concerning certain United States federal income tax consequences of the Merger, under currently applicable federal income tax law, is set forth in the discussion under the caption "Material United States Federal Income Tax Considerations" in the Registration Statement.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,



                             /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP